UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2006

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Placer Sierra Bancshares (the “Company”) incorporates by reference the first paragraph of disclosure set forth herein under Item 8.01.

Item 8.01. Other Events.

On November 2, 2006, the Company gave notice that its trust subsidiaries, Placer Statutory Trust II and Southland Statutory Trust I, will redeem 100% of their respective trust preferred securities on December 18, 2006. As part of the redemption, the Company will also retire the $25,774,000 principal amount of junior subordinated deferrable interest debentures issued to Placer Statutory Trust II and the $12,372,000 principal amount of junior subordinated deferrable interest debentures issued to Southland Statutory Trust I. As a result of the notice, the full amount of the junior subordinated deferrable interest debentures shall become due and payable on the redemption date, December 18, 2006 (rather than the original due date of December 18, 2031).

The Company intends to replace a portion of the trust preferred securities being redeemed by having a new trust subsidiary issue $25,000,000 worth of new trust preferred securities before November 30, 2006.

Safe Harbor

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Placer Sierra Bancshares, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent Quarterly Report on Form 10-Q and particularly the discussion of risk factors within such documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date November 8, 2006

/s/ David E. Hooston
David E. Hooston Chief Financial Officer